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                                                                     Exhibit 5.1

                                  [LETTERHEAD OF GUNDERSON DETTMER APPEARS HERE]


December 9, 1999

Vignette Corporation
901 South Mopac Expressway
Austin, Texas 78746

Re:     Registration Statement on Form S-1 filed pursuant to Rule 462(b)
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Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-1 filed pursuant to Rule 462(b) promulgated under the Securities Act of 1993 as filed by Vignette Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on December 9, 1999 (the "Rule 462(b) Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an additional 460,000 shares of the Company's Common Stock (the "Shares"), in connection with the proposed public offering described in the Registration Statement on Form S-1 (No. 333-91085) (the "Registration Statement"), which was originally filed with the Securities and Exchange Commission under the Act on November 17, 1999 and was declared effective on December 9, 1999. The Shares are to be sold to the Underwriters by the Company as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

        It is our opinion that the Shares being sold by the Company, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                        Very truly yours,

                                        /s/ Gunderson Dettmer Stough
                                            Villeneuve Franklin & Hachigian, LLP

                                        Gunderson Dettmer Stough
                                        Villeneuve Franklin & Hachigian, LLP